UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2020

Xenia Hotels & Resorts, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-36594	20-0141677
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 S. Orange Avenue, Suite 2700

Orlando, Florida 32801

(Address of Principal Executive Offices)

(407) 246-8100

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	XHR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On June 30, 2020, Xenia Hotels & Resorts, Inc., a Maryland corporation (the “Company”), the Company’s wholly owned subsidiary, XHR LP (the “Borrower”), as borrower, certain subsidiaries of the Company, as guarantors, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, entered into an amendment of its revolving credit facility (the “Revolver Amendment”). The Revolver Amendment amends the Amended and Restated Revolving Credit Agreement, dated as of January 11, 2018, by and among the Borrower, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent (as amended to date, the “Revolving Credit Agreement”).

The Company, Borrower and certain subsidiaries of the Company also entered into amendments for each of the Borrower’s term loan facilities (collectively, the “Term Loan Amendments” and together with the Revolver Amendment, the “Amendments”), which amend (i) the Term Loan Agreement, dated as of October 22, 2015, by and among the Borrower, Wells Fargo Bank, National Association, as administrative agent, and the lenders from time to time party thereto (as amended to date, the “2021 Term Loan Agreement”), (ii) the Term Loan Agreement, dated as of October 22, 2015, by and among the Borrower, KeyBank National Association, as administrative agent, and the lenders from time to time party thereto, (iii) the Term Loan Agreement, dated as of August 21, 2018, by and among the Borrower, PNC Bank, National Association, as administrative agent, and the lenders from time to time party thereto, and (iv) the Term Loan Agreement, dated as of September 13, 2017, by and among the Borrower, KeyBank National Association, as administrative agent, and the lenders from time to time party thereto (such term loan credit agreements, collectively with the Revolving Credit Agreement, the “Credit Agreements”).

The Amendments, among other things, relieve the Borrower’s compliance with certain covenants under the Credit Agreements by (i) waiving the event of default caused by the Borrower’s noncompliance with the unsecured interest coverage ratio financial covenant for the fiscal quarter ending March 31, 2020, (ii) suspending the testing of the leverage ratio covenant, the fixed charge coverage ratio covenant and the unsecured interest coverage ratio covenant thereunder, in each case, through the fiscal quarter ending March 31, 2021 (unless terminated earlier by the Borrower) (the “Covenant Waiver Period”) and (iii) providing for a phased return to pre-Amendment covenant levels by mid-2022. The Amendments add or modify certain restrictions and covenants, which are applicable during the Covenant Waiver Period and until the Borrower has thereafter demonstrated compliance with its financial covenants, including mandatory prepayment requirements and new negative covenants restricting certain acquisitions, investments, capital expenditures and ground leases. A new minimum liquidity covenant also applies during the Covenant Waiver Period and for two fiscal quarters thereafter.

The Amendment to the 2021 Term Loan Agreement extends the maturity date thereunder by one year, to February 15, 2022, and sets the applicable interest rate thereunder to, at the Borrower’s option: (x) a customary base rate formula, plus a margin of 1.25% per annum or (y) a customary reserve adjusted Eurodollar rate formula, plus a margin of 2.25% per annum, subject to a Eurodollar rate floor of 0.50%, except to the extent the loans are subject to interest rate hedges.

The Amendments (other than the Amendment to the 2021 Term Loan Agreement) set the applicable interest rate under the respective Credit Agreements during the Covenant Waiver Period to the highest level of the grid-based pricing under each such Credit Agreement, with a Eurodollar rate floor of 0.25%, except to the extent the loans are subject to interest rate hedges. The Company expects its weighted average interest rate to increase in the third quarter 2020 as a result of the closing of these amendments.

The Amendments require that certain additional subsidiaries of the Borrower will become guarantors of the Credit Agreement obligations. In addition, the obligations under the Credit Agreements will be secured by a first priority security interest in the capital stock of a material portion of the Borrower’s subsidiaries (the “Pledged Entities”), which pledges will remain in effect until the date after the Covenant Waiver Period on which (x) the Borrower achieves compliance with all of its financial covenants under each Credit Agreement for two consecutive fiscal quarters at pre-Amendment levels and (y) the financial covenant maintenance levels have reverted to pre-Amendment levels, unless the Pledged Entities are released prior to such date in connection with a permitted transaction.

The $500 million aggregate commitment amount under the revolving credit facility and the aggregate principal amount borrowed under each term loan facility remain unchanged. As of June 30, 2020, $500 million of borrowings were outstanding under the Revolving Credit Agreement.

The foregoing description of the Amendments is qualified in its entirety by reference to the text of each respective Amendment, copies of which are attached hereto as Exhibit 10.1, 10.2, 10.3, 10.4 and 10.5, and incorporated herein by reference. The Amendments have been included as exhibits to this filing to provide investors and security holders with information regarding their respective terms and are not intended to provide any other factual information about the Company or any of its subsidiaries. The representations and warranties in the Amendments were made only for the purposes of the Amendments, as of a specified date, and may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, or may have been used for the purpose of allocating risk between the parties. Accordingly, the representations and warranties in the Amendments are not necessarily characterizations of the actual state of facts concerning the Company or any of its subsidiaries at the time they were made or otherwise and should only be read in conjunction with the other information that the Company makes publicly available in reports, statements and other documents filed with the Securities and Exchange Commission (the “SEC”).

Item 2.03.	Creation of a Direct Financial Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Form 8-K is incorporated by reference into this Item 2.03.

Item 8.01.	Other Events.

On July 1, 2020, the Company issued a press release announcing entry into the Amendments and other business updates. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

10.1

Amendment No. 1 to Amended and Restated Revolving Credit Agreement, dated as of June 30, 2020, by and among XHR LP, as borrower, Company and certain subsidiaries of the Company, as guarantors, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders and other parties party thereto.

10.2

Amendment No. 2 to Term Loan Agreement, dated as of June 30, 2020, by and among XHR LP, as borrower, Company and certain subsidiaries of the Company, as guarantors, Wells Fargo Bank, N.A., as administrative agent, the lenders party thereto and other parties party thereto.

10.3

Amendment No. 3 to Term Loan Agreement, dated as of June 30, 2020, by and among XHR LP, as borrower, Company and certain subsidiaries of the Company, as guarantors, KeyBank National Association, as administrative agent, the lenders party thereto and other parties party thereto.

10.4

Amendment No. 1 to Term Loan Agreement, dated as of June 30, 2020, by and among XHR LP, as borrower, Company and certain subsidiaries of the Company, as guarantors, PNC Bank, National Association, as administrative agent, the lenders party thereto and other parties party thereto.

10.5

Amendment No. 3 to Term Loan Agreement, dated as of June 30, 2020, by and among XHR LP, as borrower, Company and certain subsidiaries of the Company, as guarantors, KeyBank National Association, as administrative agent, the lenders party thereto and other parties party thereto.

99.1	Press Release of Xenia Hotels & Resorts, Inc., dated July 1, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xenia Hotels & Resorts, Inc.

Date: July 6, 2020	By:	/s/ Atish Shah
	Name:	Atish Shah
	Title:	Executive Vice President and Chief Financial Officer